Exhibit 99.1

                                                    Citizens Communications
                                                    3 High Ridge Park
                                                    Stamford, CT  06905
                                                    203.614.5600
                                                    Web site: www.czn.net

Contact:
Brigid Smith
203.614.5042
bsmith@czn.com

           Citizens Communications Reports 2007 Second-Quarter Results

Stamford, Conn., August 1, 2007 -- Citizens Communications (NYSE:CZN) today reported second quarter 2007 revenues of $578.8 million, operating income of $171.3 million, and net income of $40.6 million. Net income of $101.7 million for the second quarter of 2006 included the effects of the $64.6 million in cash received upon the liquidation of the Rural Telephone Bank. Excluding that gain, net income for the second quarter of 2006 would have been $63.0 million.

Second quarter 2007 revenue was $578.8 million, as compared to $506.9 million in the second quarter of 2006. Second quarter 2007 results include revenues of $83.0 million related to the operations of Commonwealth Telephone Enterprises, which was acquired on March 8, 2007. Revenues, excluding the acquired property, were down 2.2 percent as compared to the same period last year, primarily due to lower federal and state subsidies which are reflected in access revenue, and lower local services revenue, partially offset by improvement in data and internet services. Excluding the acquired property, the Company experienced 17.3 percent growth in data and internet services revenue in the second quarter of 2007, compared to the second quarter of 2006.

Second quarter 2007 other operating expenses were $215.2 million, as compared to $179.5 million in the second quarter of 2006. Excluding the expense increase due to the acquisition, the Company's other operating expenses for the second quarter of 2007 decreased by approximately $5.3 million or 3.0 percent, as compared to the second quarter of 2006 primarily driven by a reduction in the number of employees and improved expense control in benefit costs.

Depreciation and amortization expense for the second quarter of 2007 was $140.5 million, as compared to $119.6 million in the second quarter of 2006. Depreciation and amortization expense for the second quarter of 2007, excluding the impact of the acquisition, decreased $6.2 million or 5.2 percent as compared to the second quarter of 2006. The decrease is primarily due to a declining net asset base.

The Company added approximately 15,300 high-speed internet customers during the quarter and had more than 479,300 high-speed internet customers at June 30, 2007.

                                     -MORE-

Operating income for the second quarter of 2007 was $171.3 million and operating income margin was 29.6 percent. Excluding the acquired property, operating income for the second quarter of 2007 was $163.3 million and operating income margin was 32.9 percent compared to $169.5 million and 33.4 percent in the second quarter of 2006. Capital expenditures were $66.7 million for the second quarter of 2007 and $111.8 million for the first six months of 2007, including $12.9 million related to the acquired property since the date of acquisition.

Free cash flow was $116.3 million for the second quarter of 2007 and $303.9 million for the first six months of 2007. The Company's dividend represents a payout of 56 percent of free cash flow for the first six months of 2007.

During the second quarter, the Company repurchased 3,809,800 shares of its common stock for $58.7 million. In addition, during the second quarter, the Company redeemed $495.2 million principal amount of its 7.625% Senior Notes due 2008.

"We delivered another quarter of strong financial results," said Maggie Wilderotter, Chairman and CEO of Citizens. "Continued customer product revenue growth along with disciplined expense control and realized synergies on our Commonwealth acquisition generated a 53.9 percent operating cash flow margin. Our penetration levels increased on all bundled products and high speed revenues continued to be over $40.00 per customer per month. We are also excited about our recently announced acquisition of Global Valley and remain confident in delivering on our results for the remainder of the year."

The Company uses certain non-GAAP financial measures in evaluating its performance. These include free cash flow and operating cash flow. A reconciliation of the differences between free cash flow and operating cash flow and the most comparable financial measure calculated and presented in accordance with GAAP is included in the tables that follow. The non-GAAP financial measures are by definition not measures of financial performance under generally accepted accounting principles and are not alternatives to operating income or net income reflected in the statement of operations or to cash flow as reflected in the statement of cash flows and are not necessarily indicative of cash available to fund all cash flow needs. The non-GAAP financial measures used by the Company may not be comparable to similarly titled measures of other companies.

The Company believes that presentation of non-GAAP financial measures provides useful information to investors regarding the Company's financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) together provide a more comprehensive view of the Company's core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation and planning decisions, and (iii) presents measurements that investors and rating agencies have indicated to management are useful to them in assessing the Company and its results of operations. Management uses these non-GAAP financial measures to plan and measure the performance of its core operations and its divisions' measure performance and report to management based upon these measures. In addition, the Company believes that free cash flow and operating cash flow, as the Company defines them, can assist in comparing performance from period to period, without taking into account factors affecting cash flow reflected in the statement of cash flows, including changes in working capital and the timing of purchases and payments.

                                    --MORE --

Management uses these non-GAAP financial measures to (i) assist in analyzing the Company's underlying financial performance from period to period, (ii) evaluate the financial performance of its business units, (iii) analyze and evaluate strategic and operational decisions, (iv) establish criteria for compensation decisions, and (v) assist management in understanding the Company's ability to generate cash flow and, as a result, to plan for future capital and operational decisions. Management uses these non-GAAP financial measures in conjunction with related GAAP financial measures. The Company believes that the non-GAAP financial measures are meaningful and useful for the reasons outlined above.

While the Company utilizes these non-GAAP financial measures in managing and analyzing its business and financial condition and believes they are useful to management and to investors for the reasons described above, these non-GAAP financial measures have certain shortcomings. In particular, free cash flow does not represent the residual cash flow available for discretionary expenditures, since items such as debt repayments and dividends are not deducted in determining such measure. Operating cash flow has similar shortcomings as interest, income taxes, capital expenditures, debt repayments and dividends are not deducted in determining this measure. Management compensates for the shortcomings of these measures by utilizing them in conjunction with their comparable GAAP financial measures. The information in this press release should be read in conjunction with the financial statements and footnotes contained in our documents filed with the U.S. Securities and Exchange Commission.



About Citizens Communications
More information about Citizens can be found at www.czn.net.

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management's views and assumptions regarding future events and business performance. Words such as "believe," "anticipate," "expect," and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties are based on a number of factors, including but not limited to: our ability to successfully integrate the operations of Commonwealth Telephone Enterprises, Inc. and to realize the synergies from the Commonwealth acquisition; changes in the number of our revenue generating units; greater than anticipated competition from wireless or wireline carriers; the effects of ongoing changes in the regulation of the communications industry; our ability to successfully introduce new product offerings, including bundled service packages; our ability to sell enhanced services; our ability to comply with federal and state regulations; our ability to effectively manage our operations, costs and capital spending; our ability to successfully renegotiate expiring union contracts; overall changes in the telecommunications market and general and local economic and employment conditions. These and other uncertainties related to our business are described in greater detail in our filings with the Securities and Exchange Commission, including our reports on Forms 10-K and 10-Q and the foregoing information should be read in conjunction with these filings. We do not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.


                                       ###




TABLES TO FOLLOW

                        Citizens Communications Company
                         Consolidated Financial Data (1)
                                   (unaudited)

                                                            For the quarter ended            For the six months ended
                                                                    June 30,                           June 30,
                                                      ----------------------------     %    --------------------------     %
(Amounts in thousands, except per share amounts)           2007          2006       Change     2007          2006        Change
                                                      ------------------------------------  ------------------------------------

Income Statement Data
  Revenue                                                 $578,826     $506,912      14%     $1,134,973    $1,013,773       12%
  Network access expenses                                   51,878       38,402      35%        102,671        78,620       31%
  Other operating expenses                                 215,188      179,500      20%        405,059       366,801       10%
  Depreciation and amortization                            140,462      119,552      17%        262,643       241,556        9%
  Operating income                                         171,298      169,458       1%        364,600       326,796       12%
  Investment and other income (loss), net (5)               (6,517)      65,363    -110%          3,500        64,012      -95%
  Interest expense                                          98,649       85,341      16%        192,613       170,734       13%
  Income tax expense                                        25,573       54,734     -53%         67,261        81,341      -17%
Income from discontinued operations, net of tax                  -        6,956       NM              -        13,452        NM
Net income attributable to common shareholders              40,559      101,702     -60%        108,226       152,185      -29%

Weighted average shares outstanding                        340,469      322,337       6%        332,331       324,501        2%

Basic net income per share attributable to                $   0.12     $   0.32     -63%     $     0.33    $     0.47      -30%
       common shareholders (2)

Other Financial Data
Capital expenditures                                      $ 66,658     $ 54,519      22%     $  111,769    $   98,284       14%
Free cash flow (3)                                         116,295      159,973     -27%        303,850       323,269       -6%
Dividends paid                                              85,379       80,140       7%        170,841       162,773        5%
Dividend payout ratio (4)                                      73%          50%      46%            56%           50%       12%


(1)  On March 8, 2007,  we acquired  Commonwealth  Telephone  Enterprises,  Inc.
     (CTE) for approximately $1.1 billion, and have included the historical results of CTE from the date of acquisition.
(2)  Calculated based on weighted average shares outstanding.
(3) A reconciliation to the most comparable GAAP measure is presented at the end of these tables.
(4)  Represents dividends paid divided by free cash flow.
(5) In April 2007, we redeemed $495.2 million principal amount of our 7.625% Senior Notes due 2008. The debt retirement generated a pre-tax loss on the early extinguishment of approximately $16.3 million. In April 2006, we received $64.6 million upon the liquidation of the Rural Telephone Bank.


                         Citizens Communications Company
                        Financial and Operating Data (1)
                                   (unaudited)

                                                         For the quarter ended                   For the six months ended
                                                               June 30,                                   June 30,
                                                     ---------------------------       %      ----------------------------    %
(Amounts in thousands, except operating data)           2007            2006         Change        2007           2006      Change
                                                     ---------------------------------------  --------------------------------------

TELECOMMUNICATIONS
Select Income Statement Data
Revenue
      Local services                                    $  232,622     $  203,254      14%     $  438,664      $  406,820      8%
      Data and internet services                           131,984        103,459      28%        248,410         203,548     22%
      Access services                                      113,429        104,611       8%        252,454         215,848     17%
      Long distance services                                47,053         38,692      22%         87,481          77,850     12%
      Directory services                                    28,664         28,547       0%         57,334          57,344      0%
      Other                                                 25,074         28,349     -12%         50,630          52,363     -3%
                                                     --------------  -------------            ------------  --------------
Total revenue                                              578,826        506,912      14%      1,134,973       1,013,773     12%
                                                     --------------  -------------            ------------  --------------

Expenses
      Network access expenses                               51,878         38,402      35%        102,671          78,620     31%
      Other operating expenses                             215,188        179,500      20%        405,059         366,801     10%
      Depreciation and amortization                        140,462        119,552      17%        262,643         241,556      9%
                                                     --------------  -------------            ------------  --------------
Total expenses                                             407,528        337,454      21%        770,373         686,977     12%
                                                     --------------  -------------            ------------  --------------

Operating Income                                        $  171,298     $  169,458       1%     $  364,600      $  326,796     12%
                                                     ==============  =============            ============  ==============

Other Financial and Operating Data
      Access lines                                       2,503,718      2,188,901      14%      2,503,718       2,188,901     14%
      High-speed internet subscribers                      479,317        358,851      34%        479,317         358,851     34%
      Wireline bundle subscribers                          593,020        480,435      23%        593,020         480,435     23%
      Switched access minutes of use (in millions)           2,748          2,579       7%          5,276           5,233      1%
      Average monthly revenue per average
         access line (2)                                $    76.53     $    76.76       0%     $    81.82      $    76.34      7%

(1)  On March 8, 2007,  we acquired  Commonwealth  Telephone  Enterprises,  Inc.
     (CTE) for approximately $1.1 billion, and have included the historical results of CTE from the date of acquisition.
(2) For the six months ended June 30, 2007, the calculation excludes CTE data and includes the $38.7 million favorable impact from the first quarter 2007 settlement of a switched access dispute. The amount is $78.75 without the $38.7 million favorable impact from the settlement.

                         Citizens Communications Company
                  Condensed Consolidated Balance Sheet Data (1)

(Amounts in thousands)
                                                                                      (Unaudited)
                                                                                     June 30, 2007         December 31, 2006
                                                                                    ----------------       -----------------
                                                   ASSETS
                                                   ------
Current assets:
     Cash and cash equivalents                                                         $   418,100             $ 1,041,106
     Accounts receivable and other current assets                                          277,375                 231,887
                                                                                   ----------------        -----------------
        Total current assets                                                               695,475               1,272,993

Property, plant and equipment, net                                                       3,300,549               2,983,504

Other long-term assets                                                                   3,531,724               2,534,708
                                                                                   ----------------        -----------------
              Total assets                                                             $ 7,527,748             $ 6,791,205
                                                                                   ================        =================

                                    LIABILITIES AND SHAREHOLDERS' EQUITY
                                    ------------------------------------
Current liabilities:
     Long-term debt due within one year                                                $    32,774             $    39,271
     Accounts payable and other current liabilities                                        404,599                 386,372
                                                                                   ----------------        -----------------
        Total current liabilities                                                          437,373                 425,643

Deferred income taxes and other liabilities                                              1,162,023                 846,775
Long-term debt                                                                           4,698,583               4,460,755
Shareholders' equity                                                                     1,229,769               1,058,032
                                                                                   ----------------        -----------------
               Total liabilities and shareholders' equity                              $ 7,527,748             $ 6,791,205
                                                                                   ================        =================


(1)  On March 8, 2007,  we acquired  Commonwealth  Telephone  Enterprises,  Inc.
     (CTE) for approximately $1.1 billion, and have included the historical results of CTE from the date of acquisition.

                         Citizens Communications Company
                    Condensed Consolidated Cash Flow Data (1)
                                   (unaudited)
(Amounts in thousands)
                                                                        For the six months ended June 30,
                                                                -----------------------------------------------
                                                                        2007                         2006
                                                                ----------------------      -------------------

Cash flows provided by (used in) operating activities:
Net income                                                             $  108,226                $ 152,185
      Deduct: Income from discontinued operations                               -                  (13,452)
Adjustments to reconcile income to net cash provided
   by operating activities:
      Depreciation and amortization expense                               262,643                  241,556
      Stock based compensation                                              5,445                    5,335
      Other                                                               (26,944)                  (5,155)
                                                                ------------------           ------------------
Net cash provided by continuing operating activities                      349,370                  380,469

Cash flows provided from (used by) investing activities:
      Capital expenditures                                               (111,769)                 (98,284)
      Cash paid for Commonwealth acquisition, net                        (657,610)                       -
      Other assets (purchased) distributions received, net                  3,851                   62,244
                                                                ------------------           ------------------
Net cash used by investing activities                                    (765,528)                 (36,040)

Cash flows provided from (used by) financing activities:
      Long-term debt borrowings                                           950,000                        -
      Financing costs paid                                                (11,727)                       -
      Long-term debt payments                                            (914,516)                (198,126)
      Issuance of common stock                                             11,472                   12,756
      Dividends paid                                                     (170,841)                (162,773)
      Common stock repurchased                                            (70,730)                (135,239)
      Other                                                                  (506)                      17
                                                                ------------------           ------------------
Net cash used by financing activities                                    (206,848)                (483,365)

Cash flows of discontinued operations:
      Operating activities                                                      -                   16,880
      Investing activities                                                      -                   (5,545)
      Financing activities                                                      -                        -
                                                                ------------------           ------------------
Net cash provided by discontinued operations                                    -                   11,335

Decrease in cash and cash equivalents                                    (623,006)                (127,601)
Cash and cash equivalents at January 1,                                 1,041,106                  268,917
                                                                ------------------           ------------------

Cash and cash equivalents at June 30,                                  $  418,100                $ 141,316
                                                                ==================           ==================

Cash paid during the period for:
      Interest                                                         $  176,558                $ 169,841
      Income taxes                                                     $   47,426                $   2,871


(1)  On March 8, 2007,  we acquired  Commonwealth  Telephone  Enterprises,  Inc.
     (CTE) for approximately $1.1 billion, and have included the historical results of CTE from the date of acquisition.

                                                                                                                  Schedule A

     Reconciliation of Non-GAAP Financial Measures (1)

                                                            For the quarter ended June 30,      For the six months ended June 30,
                                                          ---------------------------------   --------------------------------------
     (Amounts in thousands)                                  2007             2006                  2007             2006
                                                          --------------  -----------------   --------------  ----------------------

     Net Income to Free Cash Flow;
     -----------------------------
        Net Cash Provided by Operating Activities
        -----------------------------------------

     Net income                                               $ 40,559       $ 101,702           $ 108,226        $ 152,185

      Add back:
         Depreciation and amortization                         140,462         119,552             262,643          241,556

         Income tax expense                                     25,573          54,734              67,261           81,341

         Stock based compensation                                2,038           2,658               5,445            5,335

     Subtract:
         Cash paid for income taxes                             40,640           3,004              47,426            2,871

         Investment and other income (loss), net
            of interest income                                 (14,961)         61,150             (19,470)          55,993

         Capital expenditures                                   66,658          54,519             111,769           98,284


                                                           -------------    -------------        ------------    -------------
      Free cash flow                                           116,295         159,973             303,850          323,269

      Add back:
         Deferred income taxes                                   4,962          53,990              28,576           78,153

         Non-cash (gains)/losses, net                            3,816           3,361              10,205           10,400

         Investment and other income (loss), net
            of interest income                                 (14,961)           (278)            (19,470)          (5,435)

         Cash paid for income taxes                             40,640           3,004              47,426            2,871

         Capital expenditures                                   66,658          54,519             111,769           98,284

     Subtract:
         Changes in current assets and liabilities              11,690          (5,635)             60,280           26,945

         Income tax expense                                     25,573          54,734              67,261           81,341

         Stock based compensation                                2,038           2,658               5,445            5,335

         Income from discontinued operations                         -           6,956                   -           13,452

                                                           -------------    -------------        ------------    -------------
     Net cash provided by operating activities                $178,109       $ 215,856           $ 349,370        $ 380,469
                                                           =============    =============        ============    =============

(1)  On March 8, 2007,  we acquired  Commonwealth  Telephone  Enterprises,  Inc.
     (CTE) for approximately $1.1 billion, and have included the historical results of CTE from the date of acquisition.

                                                                                                              Schedule B

     Reconciliation of Non-GAAP Financial Measures (1)

                                                         For the quarter ended June 30,    For the six months ended June 30,
                                                     ----------------------------------   -----------------------------------
     (Amounts in thousands)                                2007            2006                  2007               2006
                                                     ---------------  -----------------   ----------------   ----------------

     Operating Cash Flow and
     -----------------------
        Operating Cash Flow Margin
        --------------------------

     Operating Income                                     $ 171,298        $ 169,458          $   364,600        $   326,796

      Add back:
         Depreciation and amortization                      140,462          119,552              262,643            241,556
                                                     ---------------  ---------------     ----------------   ----------------
     Operating cash flow                                  $ 311,760        $ 289,010          $   627,243        $   568,352
                                                     ===============  ===============     ================   ================

     Revenue                                              $ 578,826        $ 506,912          $ 1,134,973        $ 1,013,773
                                                     ===============  ===============     ================   ================

     Operating income margin
        (Operating income divided by revenue)                 29.6%            33.4%                32.1%              32.2%
                                                     ===============  ===============     ================   ================
     Operating cash flow margin
        (Operating cash flow divided by revenue)              53.9%            57.0%                55.3%              56.1%
                                                     ===============  ===============     ================   ================


(1)  On March 8, 2007,  we acquired  Commonwealth  Telephone  Enterprises,  Inc.
     (CTE) for approximately $1.1 billion, and have included the historical results of CTE from the date of acquisition.

                                                                                                                Schedule C

                          Citizens Communications Company
              Consolidating Financial and Operating Data Support (1)
                                   (unaudited)


                                                                         For the quarter ended
                                                                             June 30, 2007
                                                          -----------------------------------------------
                                                                                               Citizens      For the
                                                                                              (excluding   quarter ended     %
(Amounts in thousands, except operating data)                As Reported        CTE (1)        CTE) (1)    June 30, 2006   Change
                                                          -----------------------------------------------  -------------- ----------

TELECOMMUNICATIONS
Select Income Statement Data
Revenue
      Local services                                         $  232,622      $ 36,391      $  196,231       $  203,254      -3%
      Data and internet services                                131,984        10,623         121,361          103,459      17%
      Access services                                           113,429        22,673          90,756          104,611     -13%
      Long distance services                                     47,053         8,031          39,022           38,692       1%
      Directory services                                         28,664           275          28,389           28,547      -1%
      Other                                                      25,074         4,984          20,090           28,349     -29%
                                                          --------------  ------------    ------------      ------------
Total revenue                                                   578,826        82,977         495,849          506,912      -2%
                                                          --------------  ------------    ------------      ------------

Expenses
      Network access expenses                                    51,878         6,837          45,041           38,402      17%
      Other operating expenses                                  215,188        41,034 (3)     174,154          179,500      -3%
      Depreciation and amortization                             140,462        27,070 (2)     113,392          119,552      -5%
                                                          --------------  ------------    ------------      ------------
Total expenses                                                  407,528        74,941         332,587          337,454      -1%
                                                          --------------  ------------    ------------      ------------

Operating Income                                             $  171,298      $  8,036      $  163,262       $  169,458      -4%
                                                          ==============  ============    ============      ============

Other Financial and Operating Data
      Capital expenditures                                   $   66,658      $  8,592      $   58,066       $   54,519       7%
      Access lines                                            2,503,718       431,474       2,072,244        2,188,901      -5%
      High-speed internet subscribers                           479,317        53,671         425,646          358,851      19%
      Wireline bundle subscribers                               593,020        42,035         550,985          480,435      15%
      Switched access minutes of use (in millions)                2,748           372           2,376            2,579      -8%
      Average monthly revenue per average access line        $    76.53      $  63.87      $    79.16       $    76.76       3%


(1)  On March 8, 2007,  we acquired  Commonwealth  Telephone  Enterprises,  Inc.
     (CTE) for approximately $1.1 billion, and have included the historical results of CTE from the date of acquisition.
(2) Includes amortization expense of $15.6 million regarding the customer base acquired in the Commonwealth acquisition.
(3) Includes $9.7 million of common corporate costs allocated to the CTE operations.

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
                                                                                                          Schedule D

                         Citizens Communications Company
             Consolidating Financial and Operating Data Support (1)
                                   (unaudited)

                                                                        For the six months ended
                                                                             June 30, 2007
                                                          ----------------------------------------------
                                                                                            Citizens           For the
                                                                                            (excluding    six months ended    %
(Amounts in thousands, except operating data)                As Reported     CTE (1)         CTE) (1)       June 30, 2006   Change
                                                          ----------------------------------------------  ---------------- ---------

TELECOMMUNICATIONS
Select Income Statement Data
Revenue
      Local services                                        $  438,664       $ 45,065       $  393,599       $  406,820      -3%
      Data and internet services                               248,410         13,179          235,231          203,548      16%
      Access services                                          252,454         28,368          224,086          215,848       4%
      Long distance services                                    87,481         10,078           77,403           77,850      -1%
      Directory services                                        57,334            343           56,991           57,344      -1%
      Other                                                     50,630          6,610           44,020           52,363     -16%
                                                          -------------  -------------    -------------    -------------
Total revenue                                                1,134,973        103,643        1,031,330        1,013,773       2%
                                                          -------------  -------------    -------------    -------------

Expenses
      Network access expenses                                  102,671         10,686           91,985           78,620      17%
      Other operating expenses                                 405,059         51,038 (4)      354,021          366,801      -3%
      Depreciation and amortization                            262,643         33,968 (2)      228,675          241,556      -5%
                                                          -------------  -------------    -------------    -------------
Total expenses                                                 770,373         95,692          674,681          686,977      -2%
                                                          -------------  -------------    -------------    -------------

Operating Income                                            $  364,600       $  7,951       $  356,649       $  326,796       9%
                                                          =============  =============    =============    =============

Other Financial and Operating Data
      Capital expenditures                                  $  111,769       $ 12,877       $   98,892       $   98,284       1%
      Access lines                                           2,503,718        431,474        2,072,244        2,188,901      -5%
      High-speed internet subscribers                          479,317         53,671          425,646          358,851      19%
      Wireline bundle subscribers                              593,020         42,035          550,985          480,435      15%
      Switched access minutes of use (in millions)               5,276            462            4,814            5,233      -8%
      Average monthly revenue per average access line (3)          N/A            N/A       $    81.82       $    76.34       7%

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(1)  On March 8, 2007,  we acquired  Commonwealth  Telephone  Enterprises,  Inc.
     (CTE) for approximately $1.1 billion, and have included the historical results of CTE from the date of acquisition.
(2)  Includes amortization expense of $19.5 million for the 23 days of March and
     full  second   quarter   regarding   the  customer  base  acquired  in  the
     Commonwealth acquisition.
(3) For the six months ended June 30, 2007, the calculation includes the $38.7 million favorable impact from the first quarter 2007 settlement of a switched access dispute. The amount is $78.75 without the $38.7 million favorable impact from the settlement.
(4) Includes $13.4 million of common corporate costs allocated to the CTE operations.


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